UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2012
NARNIA CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jindi Garden, Boyage, Xihu District, Hangzhou, Zhejiang, China
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		011 86 1358 841 1118
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective January 25, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”) and the U.S.  Securities and Exchange Commission, we changed our name from China Forest Energy Corp. to Narnia Corp.  In addition, our issued and outstanding shares of common stock increased from 18,081,000 shares of common stock to 162,729,000 shares of common stock, par value of $0.00001, pursuant to a 1:9 forward split of our issued and outstanding shares of common stock.

Also effective January 25, 2012, our authorized capital decreased from 900,000,000 shares of common stock to 400,000,000 shares of common stock, par value of $0.00001.  Our preferred stock will remain unchanged.

The name change and forward split has become effective with the Over-the-Counter Bulletin Board at the opening of trading on January 25, 2012 under the symbol “CFECD”.  The “D” will be placed on our ticker symbol for 30 business days.  After 30 business days, our new symbol will be “NANI”.  Our new CUSIP number is 630884104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARNIA CORP.
/s/ DR. HONGXIAO ZHANG
Dr. Hongxiao Zhang
President, CEO and Director

Date:	January 26, 2012